Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Reports Fourth-Quarter Financial Results

•	Q4 Adjusted EPS of $0.08 up 60% versus Prior Year

•	2013 Adjusted Net Income of $21M or $0.69 per Share

•	Generated $60M of Operating Cash Flow; $45M of Free Cash Flow in 2013

Buffalo, New York, February 20, 2014 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three- and 12-month periods ended December 31, 2013. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Gibraltar also announced that, beginning with the fourth quarter of 2013, the Company will be reporting its results in two segments, entitled “Industrial and Infrastructure Products” and “Residential Products.” The Industrial and Infrastructure Products segment includes the product families of bar grating, expanded and perforated metals, plus roadway expansion joints and bridge bearings. The Residential Products segment consists of attic ventilation, rain dispersion, postal storage and other related products for residential housing. Gibraltar has provided historical segment information to reflect the new segments from the first quarter of 2011 through the fourth quarter of 2013, which can be accessed under the “Quarterly Results” section in the “Investor Info” portion of Gibraltar’s website.

Management Comments

“Gibraltar concluded 2013 with solid growth and profitability momentum in the fourth quarter,” said Chairman and Chief Executive Officer Brian Lipke. “Our adjusted results for the quarter and the full year surpassed those of last year and came in at the high end of our most recent guidance.”

“Our revenue outperformance this quarter was driven by organic growth, despite the absence of overall end-market improvement,” said Lipke. “This was another quarter of increased sales related to residential new construction. Sales related to repair and remodeling in the residential and low-rise commercial building markets exceeded our expectations, driven primarily by demand for our centralized mail storage solutions. Our sales to the industrial and infrastructure markets also were higher.”

“Gibraltar’s earnings improvement in the fourth quarter was driven by the operational initiatives we have implemented this past year to strengthen the performance of our business,” Lipke said. “The fourth quarter of 2013 concluded our third consecutive year of earnings growth, despite historically low levels of activity in our core markets. Contributing to the Company’s profitability in 2013 were performance improvements in our West Coast operations, better-than-expected growth from residential products, contributions from our recent acquisitions, and lower interest expense as a result of our successful debt refinancing in the first quarter.”

Fourth-Quarter Consolidated Results

Gibraltar’s net sales for the fourth quarter of 2013 rose 9% to $188.8 million, compared with $172.6 million for the fourth quarter of 2012. Fourth-quarter 2013 adjusted net income was $2.4 million, or $0.08 per diluted share, compared with $1.5 million, or $0.05 per diluted share, in the fourth quarter of 2012. The adjusted fourth-quarter 2013 results exclude special items with an after-tax net benefit totaling $1.6 million, or $0.05 per diluted share, resulting primarily from the non-cash gain associated with the reversal of the Company’s tax valuation allowance. The adjusted net loss for the fourth quarter of 2012 excluded after-tax special charges of $5.2 million, or $0.17 per diluted share, resulting primarily from intangible asset impairment, acquisition-related costs, and exit activity costs related to business restructuring. Including these items in the respective periods, the fourth-quarter 2013 results were net income of $4.0 million, or $0.13 per diluted share, compared with a loss of $3.7 million, or $0.12 per share, in the fourth quarter of 2012.

Fourth-Quarter Business Segment Results

Residential Products

Fourth-quarter 2013 net sales in Gibraltar’s Residential Products segment increased 9% to $85.4 million, compared with $78.5 million for the fourth quarter of 2012, with 6% organic growth and 3% growth related to acquisitions. Fourth-quarter 2013 adjusted operating margin increased 80 basis points year-over-year to 7.7%. Sales growth in the segment was driven by increased demand for the Company’s postal storage products in residential new construction as well as repair and remodeling applications. This more than offset soft demand for the Company’s roof-located products due to weak U.S. re-roofing activity. Segment adjusted operating margin reflected higher volume and favorable product mix as well as lower SG&A expenses due primarily to operational performance improvement in the Company’s West Coast operations.

Industrial and Infrastructure Products

Fourth-quarter 2013 net sales in Gibraltar’s Industrial and Infrastructure Products segment increased 10% to $103.5 million, compared with $94.1 million for the fourth quarter of 2012, led by 9% growth from acquisitions. Fourth-quarter 2013 adjusted operating margin decreased 20 basis points year-over-year to 7.5%. Sales growth in the segment was driven by higher shipment volumes with stable pricing in the Company’s North American manufacturing and infrastructure markets. Growth in the quarter also reflected slightly improved product demand in the Company’s European markets. Segment adjusted operating margin reflected stabilization in both unit volume and pricing compared with the year-earlier quarter.

12-Month Consolidated Results

For the 12 months ended December 31, 2013, total net sales were $827.6 million, a 5% increase compared with $790.1 million in 2012. Adjusted net income in the 12 months of 2013 was $21.4 million, or $0.69 per diluted share, a 6% increase compared with $20.2 million, or $0.65 per diluted share, in the comparable period of 2012. The adjusted results for the 12 months of 2013 exclude after-tax special charges of $27.0 million, or $0.87 per diluted share, primarily for intangible asset impairment and debt refinancing costs. Adjusted net income for the 12 months of 2012 excluded after-tax special charges of $7.5 million, or $0.24 per diluted share, for intangible asset impairment, acquisition-related costs and exit activity costs related to business restructuring. Including these items in both periods, the net loss was $5.6 million, or $0.18 per diluted share, for 2013, compared with net income of $12.7 million, or $0.41 per diluted share, in 2012.

Outlook

“The latest industry indexes and economic indicators point toward varying degrees of improvement across our end market spectrum for 2014,” Lipke said. “We are working on a range of internal growth initiatives to leverage these underlying trends. Our goal is to continue making evolutionary changes in our product lines that keep them fresh and differentiated in the marketplace. At the same time, our recent operational initiatives position Gibraltar for another year of increased bottom-line improvement in 2014. We are now reaping benefits of last year’s West Coast consolidation as we continue to reduce costs and enhance operational efficiencies across that business.”

“As a result, we now expect Gibraltar will deliver sales growth between 4% and 7% in 2014, led by momentum in residential demand, while increases in demand for our industrial and infrastructure products are expected to be weighted toward the second half of the year,” said Lipke. “With modest margin expansion on full-year sales growth, we expect adjusted earnings per share for 2014 in the range of $0.76 to $0.90, which compares to $0.69 reported for 2013. In the short term, we expect the results for the first quarter of 2014 to be slightly less favorable due to harsh weather slowing residential construction activity and continued weakness in the industrial and transportation infrastructure markets.”

Fourth-Quarter Conference Call Details

Gibraltar has scheduled a conference call today to review its results for the fourth quarter of 2013, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and transportation infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairments, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, non-cash adjustments to the tax valuation allowance, and note re-financing costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three month period ending March 31, 2014, on Friday, May 2, 2014, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve months Ended December 31,
	2013	2012	2013	2012
Net sales	$188,835	$172,639	$827,567	$790,058
Cost of sales	153,383	140,514	669,470	640,498

Gross profit	35,452	32,125	158,097	149,560
Selling, general, and administrative expense	29,299	26,301	113,457	104,671
Impairment of intangible assets	–	4,628	23,160	4,628

Income from operations	6,153	1,196	21,480	40,261
Interest expense	3,811	4,593	22,489	18,582
Other income	(36)	(87)	(177)	(488)

Income (loss) before taxes	2,378	(3,310)	(832)	22,167
(Benefit of) provision for income taxes	(1,631)	426	4,797	9,517

Income (loss) from continuing operations	4,009	(3,736)	(5,629)	12,650
Discontinued operations:
Loss before taxes	—	(298)	(7)	(289)
Benefit of income taxes	—	(110)	(3)	(284)

Loss from discontinued operations	—	(188)	(4)	(5)

Net income (loss)	$4,009	$(3,924)	$(5,633)	$12,645

Net earnings per share – Basic:
Income (loss) from continuing operations	$0.13	$(0.12)	$(0.18)	$0.41
Loss from discontinued operations	—	(0.01)	—	—

Net income (loss)	$0.13	$(0.13)	$(0.18)	$0.41

Weighted average shares outstanding – Basic	30,972	30,788	30,930	30,752

Net earnings per share – Diluted:
Income (loss) from continuing operations	$0.13	$(0.12)	$(0.18)	$0.41
Loss from discontinued operations	—	(0.01)	—	—

Net income (loss)	$0.13	$(0.13)	$(0.18)	$0.41

Weighted average shares outstanding – Diluted	31,183	30,788	30,930	30,857

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$97,039	$48,028
Accounts receivable, net of reserve	90,082	89,473
Inventories	121,152	116,357
Other current assets	14,127	13,380

Total current assets	322,400	267,238
Property, plant, and equipment, net	131,752	151,613
Goodwill	341,174	359,863
Acquired intangibles	91,777	98,759
Other assets	7,059	6,201

Total assets	$894,162	$883,674

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$69,625	$69,060
Accrued expenses	49,879	47,432
Current maturities of long-term debt	409	1,093

Total current liabilities	119,913	117,585
Long-term debt	213,598	206,710
Deferred income taxes	55,124	57,068
Other non-current liabilities	33,778	25,489
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 31,131 and 30,938 shares issued in 2013 and 2012	311	309
Additional paid-in capital	243,389	240,107
Retained earnings	236,449	242,082
Accumulated other comprehensive loss	(3,585)	(1,575)
Cost of 395 and 350 common shares held in treasury in 2013 and 2012	(4,815)	(4,101)

Total shareholders’ equity	471,749	476,822

Total liabilities & shareholders’ equity	$894,162	$833,674

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash Flows from Operating Activities
Net (loss) income	$(5,633)	$12,645
Loss from discontinued operations	(4)	(5)

(Loss) income from continuing operations	(5,629)	12,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,050	26,344
Intangible asset impairment	23,160	4,628
Loss on early note redemption	7,166	—
Provision for deferred income taxes	(1,237)	994
Stock compensation expense	2,564	3,148
Non-cash charges to interest expense	1,006	1,547
Other non-cash adjustments	3,800	4,176
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(1,020)	6,268
Inventories	(4,971)	(1,022)
Other current assets and other assets	(398)	2,409
Accounts payable	417	(3,770)
Accrued expenses and other non-current liabilities	8,396	(7,140)

Net cash provided by operating activities of continuing operations	60,304	50,232
Net cash used in operating activities of discontinued operations	(9)	(151)

Net cash provided by operating activities	60,295	50,081

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(14,940)	(11,351)
Cash paid for acquisitions, net of cash acquired	(5,536)	(45,071)
Net proceeds from sale of property and equipment	12,610	659

Net cash used in investing activities	(7,866)	(55,763)

Cash Flows from Financing Activities
Proceeds from long-term debt	210,000	—
Long-term debt payments	(205,094)	(473)
Payment of note redemption fees	(3,702)	—
Payment of deferred financing fees	(3,899)	(18)
Excess tax benefit from stock compensation	72	10
Net proceeds from issuance of common stock	648	278
Purchase of treasury stock at market prices	(714)	(970)

Net cash used in financing activities	(2,689)	(1,173)

Effect of exchange rate changes on cash	(729)	766

Net increase (decrease) in cash and cash equivalents	49,011	(6,089)
Cash and cash equivalents at beginning of year	48,028	54,117

Cash and cash equivalents at end of year	$97,039	$48,028

GIBRALTAR INDUSTRIES, INC.

Segment Information

(unaudited)

(in thousands)

	Three Months Ended December 31,
			Increase (Decrease)
	2013	2012	$	%
Net sales
Residential Products	$85,356	$78,534	$6,822	9%
Industrial & Infrastructure Products	103,479	94,105	9,374	10%

Consolidated	$188,835	$172,639	$16,196	9%
Adjusted operating income *
Residential Products	$6,544	$5,436	$1,108	20%
Industrial & Infrastructure Products	7,809	7,273	536	7%

Segment Income	14,353	12,709	1,644	13%
Unallocated corporate expense	(7,509)	(5,820)	(1,689)	(29)%

Consolidated	$6,844	$6,889	$(45)	(1)%
Adjusted operating margin *
Residential Products	7.7%	6.9%
Industrial & Infrastructure Products	7.5%	7.7%
Segment Margin	7.6%	7.4%
Consolidated	3.6%	4.0%

GIBRALTAR INDUSTRIES, INC.

Segment Information

(unaudited)

(in thousands)

	Twelve Months Ended December 31,
			Increase (Decrease)
	2013	2012	$	%
Net sales
Residential Products	$392,399	$373,769	$18,630	5%
Industrial & Infrastructure Products	435,168	416,289	18,879	5%

Consolidated	$827,567	$790,058	$37,509	5%
Adjusted operating income *
Residential Products	$38,966	$30,987	$7,979	26%
Industrial & Infrastructure Products	29,653	36,337	(6,684)	(18)%

Segment Income	68,619	67,324	1,295	2%
Unallocated corporate expense	(20,567)	(17,731)	(2,836)	(16)%

Consolidated	$48,052	$49,593	$(1,541)	(3)%
Adjusted operating margin *
Residential Products	9.9%	8.3%
Industrial & Infrastructure Products	6.8%	8.7%
Segment Margin	8.3%	8.5%
Consolidated	5.8%	6.3%

*	Amounts exclude special charges. See the following Non-GAAP Reconciliations that show certain financial data excluding special charges.

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2013
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Deferred Tax Valuation Allowance	Adjusted Statement of Operations
Income from operations
Residential Products	$5,660	$413	$471	$—	$6,544
Industrial & Infrastructure Products	7,772	—	37	—	7,809

Segment Income	13,432	413	508	—	14,353
Unallocated corporate expense	(7,279)	(230)	—	—	(7,509)

Consolidated	6,153	183	508	—	6,844
Interest expense	3,811	—	—	—	3,811
Other income	(36)	—	—	—	(36)

Income before income taxes	2,378	183	508	—	3,069
(Benefit of) provision for income taxes	(1,631)	70	190	2,048	677

Income (loss) from continuing operations	$4,009	$113	$318	$(2,048)	$2,392

Income (loss) from continuing operations per share – diluted	$0.13	$—	$0.02	$(0.07)	$0.08

Operating margin
Residential Products	6.6%	0.5%	0.5%	—	7.7%
Industrial & Infrastructure Products	7.5%	—	—	—	7.5%
Segment Margin	7.1%	0.2%	0.3%	—	7.6%
Consolidated	3.3%	0.1%	0.3%	—	3.6%

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Intangible Asset Impairment	Adjusted Statement of Operations
Income from operations
Residential Products	$159	$—	$649	$4,628	$5,436
Industrial & Infrastructure Products	7,116	41	116	—	7,273

Segment Income	7,275	41	765	4,628	12,709
Unallocated corporate expense	(6,079)	259	—	—	(5,820)

Consolidated	1,196	300	765	4,628	6,889
Interest expense	4,593	—	—	—	4,593
Other income	(87)	—	—	—	(87)

(Loss) income before income taxes	(3,310)	300	765	4,628	2,383
Provision for income taxes	426	94	296	112	928

(Loss) income from continuing operations	$(3,736)	$206	$469	$4,516	$1,455

(Loss) income from continuing operations per share – diluted	$(0.12)	$—	$0.02	$0.15	$0.05

Operating margin
Residential Products	0.2%	—	0.8%	5.9%	6.9%
Industrial & Infrastructure Products	7.6%	—	0.1%	—	7.7%
Segment Margin	4.2%	—	0.4%	2.7%	7.4%
Consolidated	0.7%	0.2%	0.4%	2.7%	4.0%

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Twelve Months Ended December 31, 2013
	As Reported in GAAP Statements	Acquisition Related and Restructuring Costs	Intangible Asset Impairment	Note Refinancing	Deferred Tax Valuation Allowance	Adjusted Statement of Operations
Income from operations
Residential Products	$34,965	$3,001	$1,000	$—	$—	$38,966
Industrial & Infrastructure Products	7,169	324	22,160	—	—	29,653

Segment Income	42,134	3,325	23,160	—	—	68,619
Unallocated corporate expense	(20,654)	87	—	—	—	(20,567)

Consolidated	21,480	3,412	23,160	—	—	48,052
Interest expense	22,489	—	—	(7,166)	—	15,323
Other income	(177)	—	—	—	—	(177)

(Loss) income before income taxes	(832)	3,412	23,160	7,166	—	32,906
Provision for income taxes	4,797	1,318	753	2,616	2,048	11,532

(Loss) income from continuing operations	$(5,629)	$2,094	$22,407	$4,550	$(2,048)	$21,374

(Loss) income from continuing operations per share – diluted	$(0.18)	$0.07	$0.72	$0.15	$(0.07)	$0.69

Operating margin
Residential Products	8.9%	0.8%	0.3%	—	—	9.9%
Industrial & Infrastructure Products	1.6%	0.1%	5.1%	—	—	6.8%
Segment Margin	5.1%	0.4%	2.8%	—	—	8.3%
Consolidated	2.6%	0.4%	2.8%	—	—	5.8%

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Twelve Months Ended December 31, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Intangible Asset Impairment	Adjusted Statement of Operations
Income from operations
Residential Products	$23,902	$—	$2,457	$4,628	$30,987
Industrial & Infrastructure Products	34,634	296	1,407	—	36,337

Segment Income	58,536	296	3,864	4,628	67,324
Unallocated corporate expense	(18,275)	404	140	—	(17,731)

Consolidated	40,261	700	4,004	4,628	49,593
Interest expense	18,582	—	—	—	18,582
Other income	(488)	—	—	—	(488)

Income before income taxes	22,167	700	4,004	4,628	31,499
Provision for income taxes	9,517	235	1,441	112	11,305

Income from continuing operations	$12,650	$465	$2,563	$4,516	$20,194

Income from continuing operations per share – diluted	$0.41	$0.01	$0.08	$0.15	$0.65

Operating margin
Residential Products	6.4%	—	0.7%	1.2%	8.3%
Industrial & Infrastructure Products	8.3%	0.1%	0.3%	—	8.7%
Segment Margin	7.4%	—	0.5%	0.6%	8.5%
Consolidated	5.1%	0.1%	0.5%	0.6%	6.3%